Filed with the Securities and Exchange Commission on   August 10, 2006

Registration No. 333-121351

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
________________

Post-Effective Amendment No. 2
to
FORM SB-2

REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933
___________________

GOLDEN WEST BREWING COMPANY, INC.
(Name of small business issuer in its Charter)

Delaware	2082	25-1909409
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

945 West 2nd Street
Chico, California  95928
                  (530)  894-7906  (tel)  (707) 884-1229   (fax)
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

(Address of Principal Place of Business or Intended Principal Place of Business)

John Power, President
945 West 2nd Street
Chico, California  95928
                  (530)  894-7906  (tel)  (707) 884-1229   (fax)
(Name, address, including zip code, and telephone number of agent for service of process)

          Copies to:
Clifford L. Neuman, Esq.
Clifford L. Neuman, P.C.
1507 Pine Street, Boulder, Colorado  80302
     (303) 449-2100 (tel)   (303) 449-1045 (fax)

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [    ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

GOLDEN WEST BREWING COMPANY, INC.

This Registration Statement of Golden West Brewing Company, Inc., (the “Company”) registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 1,000,000 shares of the Company’s common stock, $.0001 par value.  The shares of common stock covered by this Registration Statement were registered for sale to the public in a direct public offering by the Company conducted on a 400,000 share minimum, 1,000,000 maximum, best-efforts basis.

On August 3, 2006, the offering ended with the Company having sold an aggregate of 408,000 shares of common stock, realizing gross proceeds of $204,000.

The Company herewith removes from registration an aggregate of 590,000 shares of common stock which remain unsold at the end of the offering.

SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the city of Vacaville, California, on the  10th day of August, 2006.

GOLDEN WEST BREWING COMPANY, INC.,
a Delaware corporation

By: /s/ John Power
John Power, President

  POWER OF ATTORNEY

       Each of the undersigned officers and directors of Golden West Brewing Company, Inc., hereby constitutes and appoints John Power, President and Director of the Company, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form SB-2, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Golden West Brewing Company, Inc. and on the dates indicated.

Signature	Title	Date

/s/ John C. Power John C. Power	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Director	August 10, 2006

/s/ Brian Power Brian Power	Director	August 10, 2006

/s/ J. Andrew Moorer J. Andrew Moorer	Director	August 10, 2006

3